Exhibit 1A-2C

Filed by Corporations Division Administrator Filing Number: 201805777090 Date: 12/20/2018 Form Revision Date 02/2017 ARTICLES OF ORGANIZATION For use by DOMESTIC LIMITED LIABILITY COMPANY Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned executes the following Articles: Article I The name of the limited liability company is: SPARTAN PARTNERS HOLDINGS, LLC Article II Unless the articles of organization otherwise provide, all limited liability companies formed pursuant to 1993 PA 23 have the purpose of engaging in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan. You may provide a more specific purpose: Article III The duration of the limited liability company if other than perpetual is: Article IV The street address of the registered office of the limited liability company and the name of the resident agent at the registered office (P.O. Boxes are not acceptable): 1. Agent Name: CT CORPORATION 2. Street Address: 40600 ANN ARBOR RD E STE 201 Apt/Suite/Other: City: PLYMOUTH State: MI Zip Code: 48170 3. Registered Office Mailing Address: P.O. Box or Street 40600 ANN ARBOR RD E STE 201 Address: Apt/Suite/Other: City: PLYMOUTH State: MI Zip Code: 48170 Article V (Insert any desired additional provision authorized by the Act; attach additional pages if needed.) THE COMPANY SHALL BE MANAGED BY ONE OR MORE MANAGERS. Signed this 20th Day of December, 2018 by the organizer(s): Jennifer Dewey Organizer By selecting ACCEPT, I hereby acknowledge that this electronic document is being signed in accordance with the Act. I further certify that to the best of my knowledge the information provided is true, accurate, and in compliance with the Act. Decline Accept

Filed by Corporations Division Administrator Filing Number: 201805777090 Date: 12/20/2018 MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS FILING ENDORSEMENT This is to Certify that the ARTICLES OF ORGANIZATION for SPARTAN PARTNERS HOLDINGS, LLC ID Number: 802267555 received by electronic transmission on December 20, 2018 , is hereby endorsed. Filed on December 20, 2018, by the Administrator. The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document. In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 20th day of December, 2018. Julia Dale, Director Corporations, Securities & Commercial Licensing Bureau